UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK FUNDS II
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shareholder Name

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IMMEDIATE RESPONSE NEEDED

Dear John Hancock Global Opportunities Fund shareholder:

We are writing to you again about the proxy vote for John Hancock Global Opportunities Fund, a process in which your immediate vote is critical. Our records indicate that we still have not received your vote. If we do not receive your vote by July 15th, we may not have a sufficient number of votes to conduct a special shareholder meeting, and we would have to adjourn, resulting in the added expense of continuing to request shareholder participation to obtain the required votes.

Please call 1-888-399-4011 (toll-free) between 9:00 A.M. and 11:00 P.M. Eastern time, Monday through Thursday, 9:00 A.M. to 6:00 P.M. on Friday or 10:00 A.M. and 6:00 P.M. on Saturday to cast your vote and eliminate further communications on this matter.

During this brief call, you will speak with a representative of Boston Financial Data Services, the firm assisting John Hancock Investments in gathering votes. You will be asked for the reference number above in order to locate your voting record for the account(s) that you own. The representative will not have access to your confidential information, and the telephone line will also be recorded for your protection. Afterward, you will receive a confirmation of your vote by return mail.

The John Hancock Global Opportunities Fund Board of Trustees has carefully evaluated the proposal and recommends that shareholders vote in favor of the proposal.

We appreciate your voting. Thank you for investing with John Hancock Investments.

John Hancock Funds, LLC Member FINRA, SIPC

601 Congress Street Boston, MA 02210-2805           800-225-5291           jhinvestments.com

Your immediate attention is requested

Dear John Hancock Global Opportunities Fund shareholder:

Dear Shareholder:

Over the past several weeks, we have reached out to you concerning your proxy vote on a proposed merger of your fund into John Hancock Global Equity Fund. The merger is expected to provide lower expenses and offer continuity of management. In addition, John Hancock Global Equity Fund offers similar investment strategy and solid performance.

We’ve checked our records, and it appears we have not received your proxy vote yet.

Because a certain number of votes are required for the Fund in order for us to be able to reach quorum and conduct the meeting on July 15, 2015, your vote is critically important.

Please vote based on the attached proxy card(s) by:

•	Internet: Just follow the instructions printed on the enclosed proxy card(s).

•	Touchtone phone: Call the toll-free number on the enclosed proxy card(s) to vote via an automated touchtone system available 24 hours a day.

•	Mail: Sign, date and vote the enclosed proxy card(s) and return it (them) in the postage paid envelope provided in this package.

•	Speaking to a live proxy specialist by calling our Proxy Solicitor, Boston Financial Data Services, toll free at 888-399-4011. Specialists are available Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern Time, and they can answer your questions and record your vote.

If you’re able to take just a few minutes in the next few days to vote your shares, we’ll be able to stop these reminders; and you’ll help us minimize expenses associated with continuing to solicit for votes before the shareholder meeting on July 15, 2015. You may receive a call from our proxy solicitor if we have not received your vote. Their phone number, which will appear in the caller id, is 888-399-4011. Please answer the call to vote your shares.

We appreciate your voting and for investing with John Hancock Funds.

John Hancock Funds, LLC Member FINRA, SIPC

601 Congress Street Boston, MA 02210-2805           800-225-5291           jhinvestments.com